UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

 U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 WEST SAM HOUSTON PARKWAY, SUITE 300, HOUSTON, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

ITEM 3.02   Unregistered Sales of Equity Securities.
The disclosure under Item 8.01 of this Form 8-K relating to the issuance of shares of the common stock of U.S. Physical Therapy, Inc. (the “Company”) in connection with the closing of the transactions contemplated by the Purchase Agreement (as defined in Item 8.01 hereof) is incorporated by reference into this Item 3.02.
ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the transactions contemplated by the Purchase Agreement, and effective as of February 24, 2025, the Company expanded its board of directors (the “Board”) from seven to eight directors and appointed Michael G. Mayrsohn as a director of the Company to fill such vacancy.  Mr. Mayrsohn’s term expires at the Company’s 2025 Annual Meeting of Stockholders.
Mr.  Mayrsohn serves as the Chief Executive Officer of Metro (as defined in Item 8.01 hereof) and has served in that position since 2016. Prior to being promoted to CEO and starting in 2013, Mr. Mayrsohn worked at Metro and its affiliated therapy practices as a Physical Therapist and as a Clinical Director. He is a licensed physical therapist and received his Doctorate of Physical Therapy in 2012.
The Board did not appoint Mr. Mayrsohn to any of its committees.  He was not elected pursuant to any arrangement or understanding between himself and any other person.  Other than the transactions contemplated by the Purchase Agreement, Mr. Mayrsohn has not had a direct or indirect material interest in any transaction to which the Company is a party.

ITEM 7.01   Regulation FD Disclosure.
On October 31, 2024, the Company issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement.  A copy of this press release is attached hereto as Exhibit 99.1.
The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
ITEM 8.01   Regulation FD Disclosure.

On October 31, 2024, the Company completed the previously announced acquisition of a 50% interest in MSO Metro, LLC (“Metro”) pursuant to the Equity Interest Purchase Agreement (the “Purchase Agreement”) dated October 7, 2024 among U.S. Physical Therapy, Ltd. (a subsidiary of the Company), Metro, the members of Metro, and Michael G. Mayrsohn, as Sellers’ Representative.  The Company also became the managing member of Metro.

At the closing, the Company paid the purchase price of approximately $76.5 million, $75 million of which was funded by its cash on hand and the remaining $1.5 million through the issuance of 18,358 shares of the Company’s common stock based on a trailing five-day average as of the day immediately prior to the closing. The shares of the Company’s common stock were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act. The Purchase Agreement also includes an earnout where the sellers can earn up to another $20.0 million of consideration if certain performance criteria relating to the Metro business are achieved.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibits

99.1	Registrant's Press Release dated October 31, 2024, 2024

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: November 1, 2024	By:	/s/ CAREY HENDRICKSON
Carey Hendrickson
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)